UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

 On March 3, 2010, the Company informed Marcus Lowe, the Company's Vice President of Marketing and Business Development, that his position will be terminated, effective March 5, 2010

On March 3, 2010, the Company informed Marcus Lowe, the Company's Vice President of Marketing, that his position will be terminated, effective March 5, 2010. In connection with his termination, the Company and Mr. Lowe agreed upon the following severance arrangements in consideration of Mr. Lowe signing a general release in favor of the Company (the "Lowe Separation Agreement"): (1) a lump-sum severance payment equal to $260,000, less applicable taxes and withholdings; (2) a targeted bonus payment equal to $130,000, less applicable taxes and withholdings; (3) reimbursement of COBRA benefit payments until March 31, 2011 and (4) outplacement services valued at up to $10,000.  Additionally, all equity awards granted prior to October 23, 2008 immediately vested as of the termination date and must be exercised within three months of termination. The Lowe Separation Agreement was signed by Mr. Lowe on March 4, 2010; however, Mr. Lowe may revoke his acceptance within seven calendar days of signing it.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

March 8, 2010

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